Exhibit 99.1
    NASDAQ: WASH

Media Contact: Sharon M. Walsh
SVP, Director of Marketing and Corporate Communications
Telephone: (401) 348-1286
E-mail: smwalsh@washtrust.com
Date: July 21, 2025
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2025 Results

WESTERLY, R.I., July 21, 2025 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (the “Corporation”) (Nasdaq: WASH), parent company of The Washington Trust Company (the “Bank”), today reported second quarter 2025 net income of $13.2 million, or $0.68 per diluted share, up from $12.2 million, or $0.63 per diluted share, reported for the first quarter of 2025. In the preceding quarter there were two infrequent transactions that are described further below. Excluding these two items, adjusted net income (non-GAAP) totaled $11.8 million, or $0.61 per diluted share for the first quarter of 2025.

“Washington Trust's second quarter results reflect our diversified business model performing positively. We realized growth in net interest income, wealth management revenue, and mortgage banking revenue, and we remained well-capitalized. We are pleased with these results,” said Washington Trust Chairman and Chief Executive Officer Edward O. Handy III. “As we reach our milestone 225th birthday next month, we remain focused on providing exceptional full-service banking to our customers for years to come.”

Selected financial highlights for the second quarter of 2025 include:
•The net interest margin was 2.36% in the second quarter, up by 7 basis points from the 2.29% reported in the preceding quarter.
•A provision for credit losses of $600 thousand was recognized for the second quarter, compared to $1.2 million in the first quarter.
•Wealth management revenues in the second quarter increased by 2% from the preceding quarter, reflecting a seasonal increase in transaction-based revenues.
•Mortgage banking revenues in the second quarter increased by 32% from the preceding quarter, reflecting a higher volume of loans sold to the secondary market.
•Total loans amounted to $5.1 billion, up by 1% from March 31, 2025.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $5.0 billion, up by 1% from March 31, 2025 and up by 9% from June 30, 2024.

Washington Trust
July 21, 2025
Net Interest Income
Net interest income was $37.2 million for the second quarter of 2025, up by $763 thousand, or 2%, from the first quarter of 2025. The net interest margin was 2.36% for the second quarter, an increase of 7 basis points from the preceding quarter. Linked quarter changes included:
•Average interest-earning assets decreased by $134 million, largely reflecting declines in the average balance of deposits at correspondent banks and mortgage loans held for sale. The yield on interest-earning assets for the second quarter was 4.99%, up by 1 basis point from the preceding quarter.
•Average interest-bearing liabilities decreased by $117 million, as an increase of $89 million in the average balance of in-market deposits was offset by a decrease of $206 million in wholesale funding balances. The cost of interest-bearing liabilities for the second quarter of 2025 was 3.12%, down by 7 basis points from the preceding quarter.

Noninterest Income
Noninterest income was $17.1 million for the second quarter of 2025, down by $5.6 million, or 24.6%, from the first quarter of 2025. In the preceding quarter, a sales leaseback pre-tax net gain of $7.0 million was recognized. Excluding this item, adjusted noninterest income (non-GAAP) was up by $1.4 million, or 9%. Linked quarter changes included:
•Wealth management revenues amounted to $10.1 million in the second quarter of 2025, up by $229 thousand, or 2%, from the preceding quarter. This included an increase of $253 thousand, or 207%, in transaction-based revenues, which was concentrated in seasonal tax servicing fee income. Asset-based revenues were down modestly by $24 thousand, or 0.2%, reflecting a decline in the average balance of wealth management AUA. The end of period AUA balance at June 30, 2025 amounted to $7.2 billion, up by $363 million, or 5%, from March 31, 2025.
•Mortgage banking revenues totaled $3.0 million for the second quarter of 2025, up by $730 thousand, or 32%, from the preceding quarter, reflecting a higher volume of loans sold to the secondary market. Loans sold amounted to $116.8 million in the second quarter of 2025, up by $41.3 million, or 55%, from the first quarter of 2025.
•Loan related derivative income from interest rate swap transactions with commercial borrowers totaled $676 thousand in the second quarter of 2025, up by $575 thousand, or 569%, from the preceding quarter.

Noninterest Expense
Noninterest expense totaled $36.5 million for the second quarter of 2025, down by $5.7 million, or 13%, from the first quarter of 2025. A pre-tax non-cash pension plan settlement charge of $6.4 million associated with the termination of the Corporation's qualified pension plan was recognized in the first quarter of 2025. Excluding this item, adjusted noninterest expense (non-GAAP) was up by $770 thousand, or 2%. Linked quarter changes included:
•Salaries and employee benefits expense, our largest component of noninterest expense, amounted to $23.0 million, up by $603 thousand, or 3%, from the preceding quarter, largely reflecting volume-related increases in mortgage originator compensation expense.
•Advertising and promotion expense totaled $717 thousand, up by $307 thousand, or 75%, from the preceding quarter, reflecting the timing of such activities.
•The remaining linked quarter change in noninterest expense reflected modest decreases across a variety of other noninterest expense categories.

Washington Trust
July 21, 2025

Income Tax
For the second quarter of 2025, income tax expense of $3.9 million was recognized, reflecting an effective tax rate of 22.7%. This compares to income tax expense of $3.5 million and an effective tax rate of 22.3% in the first quarter of 2025. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2025 effective tax rate to be approximately 22.4%.

Investment Securities
The securities portfolio totaled $971 million at June 30, 2025, up by $54 million, or 6%, from March 31, 2025, largely reflecting purchases of securities totaling $73 million, at a weighted average yield of 5.49%, which were partially offset by routine pay-downs on mortgage-backed debt securities in the quarter. The securities portfolio represented 14% of total assets at both June 30, 2025 and March 31, 2025.

Loans
Total loans amounted to $5.1 billion at June 30, 2025, up by $44 million, or 1%, from the end of the preceding quarter. These changes included:
•Commercial loans increased by $57 million, or 2%, from March 31, 2025.
•Residential real estate loans decreased by $17 million, or 1%, from March 31, 2025.
•Consumer loans increased by $4 million, or 1%, from March 31, 2025.

Deposits and Borrowings
Total deposits amounted to $5.0 billion at June 30, 2025, up by $5 million, or 0.1%, from the end of the preceding quarter.

In-market deposits, which exclude wholesale brokered deposits, amounted to $5.0 billion at June 30, 2025, up by $30 million, or 1%, from March 31, 2025.

Wholesale brokered deposits amounted to $2 million and were down by $25 million, or 93%, from March 31, 2025. FHLB advances totaled $1.0 billion at June 30, 2025, up by $151 million, or 18%, from March 31, 2025.

As of June 30, 2025, contingent liquidity amounted to $1.8 billion and consisted of available cash, unencumbered securities, and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $26.1 million, or 0.51% of total loans, at June 30, 2025, compared to $21.6 million, or 0.42% of total loans, at March 31, 2025. The composition of nonaccrual loans at June 30, 2025 was 54% commercial and 46% residential and consumer. The change in nonaccrual loans in the second quarter was largely attributable to one commercial & industrial relationship totaling $9.4 million that was placed on nonaccrual status, partially offset by the resolution of one commercial real estate loan totaling $3.2 million.

Past due loans were $14.0 million, or 0.27% of total loans, at June 30, 2025, compared to $10.2 million, or 0.20% of total loans, at March 31, 2025. The composition of past due loans at June 30, 2025 was 13% commercial and 87% residential and consumer.

Washington Trust
July 21, 2025

The allowance for credit losses ("ACL") on loans amounted to $41.1 million, or 0.80% of total loans, at June 30, 2025, compared to $41.1 million, or 0.81% of total loans, at March 31, 2025. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.2 million at both June 30, 2025 and March 31, 2025.

The provision for credit losses totaled $600 thousand in the second quarter of 2025, compared to $1.2 million in the preceding quarter. Net charge-offs amounted to $647 thousand in the second quarter of 2025, compared to $2.3 million in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $527.5 million at June 30, 2025, up by $5.8 million, or 1%, from March 31, 2025. Net income of $13.2 million and improvement of $3.2 million in the accumulated other comprehensive loss component of shareholders' equity were partially offset by quarterly dividend declarations of $11.0 million.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended June 30, 2025. The dividend was paid on July 11, 2025 to shareholders of record on July 1, 2025.

Capital levels at June 30, 2025 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.06% at June 30, 2025, compared to 13.13% at March 31, 2025. Book value per share was $27.36 at June 30, 2025, compared to $27.06 at March 31, 2025.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights, and outlook on Tuesday, July 22, 2025 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 177395. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 643659. The audio replay will be available through August 5, 2025. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through September 30, 2025.

Washington Trust
July 21, 2025
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions (including the impact of actual or threatened tariffs imposed by the U.S. and foreign governments, inflation and concerns about liquidity) on a national basis and in the local markets in which we operate;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in customer behavior due to political, business and economic conditions;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in, and evolving interpretations of, existing and future laws, rules and regulations;
•changes in accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, such as adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, adjusted net income available to common shareholders, adjusted diluted earnings per common share, adjusted return on average assets, adjusted return on average equity, and adjusted efficiency ratio, as well as measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Assets:
Cash and due from banks	$43,997	$33,394	$21,534	$33,694	$28,211
Interest-earning deposits with correspondent banks	119,582	82,804	88,368	173,277	75,666
Short-term investments	4,145	4,041	3,987	3,772	3,654
Mortgage loans held for sale, at fair value	35,681	21,953	21,708	20,864	26,116
Mortgage loans held for sale, at lower of cost or market	—	—	281,706	—	—
Premises and equipment held for sale, lower of cost or market	—	—	4,788	—	—
Available for sale debt securities, at fair value	971,341	917,545	916,305	973,266	951,828
Federal Home Loan Bank stock, at cost	45,273	38,899	49,817	57,439	66,166
Loans:
Total loans	5,140,260	5,096,210	5,137,838	5,514,870	5,629,102
Less: allowance for credit losses on loans	41,059	41,056	41,960	42,630	42,378
Net loans	5,099,201	5,055,154	5,095,878	5,472,240	5,586,724
Premises and equipment, net	25,574	26,068	26,873	32,145	31,866
Operating lease right-of-use assets	35,578	36,048	26,943	27,612	28,387
Investment in bank-owned life insurance	113,372	107,546	106,777	105,998	105,228
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,478	2,682	2,885	3,089	3,295
Other assets	185,036	195,972	219,169	174,266	213,310
Total assets	$6,745,167	$6,586,015	$6,930,647	$7,141,571	$7,184,360
Liabilities:
Deposits:
Noninterest-bearing deposits	$646,584	$625,590	$661,776	$665,706	$645,661
Interest-bearing deposits	4,398,664	4,414,991	4,454,024	4,506,184	4,330,465
Total deposits	5,045,248	5,040,581	5,115,800	5,171,890	4,976,126
Federal Home Loan Bank advances	1,001,000	850,000	1,125,000	1,300,000	1,550,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	38,299	38,716	29,578	30,237	31,012
Other liabilities	110,420	112,357	137,860	114,534	133,584
Total liabilities	6,217,648	6,064,335	6,430,919	6,639,342	6,713,403
Shareholders’ Equity:
Common stock	1,223	1,223	1,223	1,085	1,085
Paid-in capital	197,392	197,570	196,947	126,698	125,898
Retained earnings	437,520	435,233	434,014	505,654	504,350
Accumulated other comprehensive loss	(95,949)	(99,179)	(119,171)	(117,158)	(146,326)
Treasury stock, at cost	(12,667)	(13,167)	(13,285)	(14,050)	(14,050)
Total shareholders’ equity	527,519	521,680	499,728	502,229	470,957
Total liabilities and shareholders’ equity	$6,745,167	$6,586,015	$6,930,647	$7,141,571	$7,184,360

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Interest income:
Interest and fees on loans	$67,345	$66,656	$71,432	$75,989	$76,240	$134,001	$151,876
Interest on mortgage loans held for sale	442	958	762	366	392	1,400	647
Taxable interest on debt securities	9,230	8,827	7,015	6,795	6,944	18,057	14,040
Nontaxable interest on debt securities	8	7	8	—	—	15	—
Dividends on Federal Home Loan Bank stock	792	1,022	1,312	1,262	1,124	1,814	2,197
Other interest income	1,029	1,993	1,310	3,174	1,297	3,022	2,493
Total interest and dividend income	78,846	79,463	81,839	87,586	85,997	158,309	171,253
Interest expense:
Deposits	30,864	31,748	34,135	37,203	36,713	62,612	74,760
Federal Home Loan Bank advances	10,451	10,946	14,388	17,717	17,296	21,397	32,434
Junior subordinated debentures	346	347	380	404	403	693	809
Total interest expense	41,661	43,041	48,903	55,324	54,412	84,702	108,003
Net interest income	37,185	36,422	32,936	32,262	31,585	73,607	63,250
Provision for credit losses	600	1,200	1,000	200	500	1,800	1,200
Net interest income after provision for credit losses	36,585	35,222	31,936	32,062	31,085	71,807	62,050
Noninterest income (loss):
Wealth management revenues	10,120	9,891	10,049	9,989	9,678	20,011	19,016
Mortgage banking revenues	3,034	2,304	2,848	2,866	2,761	5,338	5,267
Card interchange fees	1,247	1,509	1,255	1,321	1,275	2,756	2,420
Service charges on deposit accounts	808	744	794	784	769	1,552	1,454
Loan related derivative income	676	101	8	126	49	777	333
Income from bank-owned life insurance	826	769	779	770	753	1,595	1,492
Realized losses on securities, net	—	—	(31,047)	—	—	—	—
Losses on sale of portfolio loans, net	—	—	(62,888)	—	—	—	—
Gain on sale of bank-owned properties, net	—	6,994	—	—	988	6,994	988
Other income	367	331	310	416	387	698	2,853
Total noninterest income (loss)	17,078	22,643	(77,892)	16,272	16,660	39,721	33,823
Noninterest expense:
Salaries and employee benefits	23,025	22,422	21,875	21,350	21,260	45,447	43,035
Outsourced services	4,404	4,346	4,197	4,185	4,096	8,750	7,876
Net occupancy	2,662	2,741	2,428	2,399	2,397	5,403	4,958
Equipment	930	891	936	924	958	1,821	1,978
Legal, audit, and professional fees	726	750	845	836	741	1,476	1,447
FDIC deposit insurance costs	1,235	1,262	1,266	1,402	1,404	2,497	2,845
Advertising and promotion	717	410	560	857	661	1,127	1,209
Amortization of intangibles	203	204	204	206	208	407	416
Pension plan settlement charge	—	6,436	—	—	—	6,436	—
Other expenses	2,628	2,734	1,981	2,345	2,185	5,362	4,509
Total noninterest expense	36,530	42,196	34,292	34,504	33,910	78,726	68,273
Income (loss) before income taxes	17,133	15,669	(80,248)	13,830	13,835	32,802	27,600
Income tax expense (benefit)	3,888	3,490	(19,457)	2,849	3,020	7,378	5,849
Net income (loss)	$13,245	$12,179	($60,791)	$10,981	$10,815	$25,424	$21,751

Net income (loss) available to common shareholders	$13,245	$12,179	($60,776)	$10,973	$10,807	$25,424	$21,731
Weighted average common shares outstanding - basic	19,285	19,276	17,452	17,058	17,052	19,280	17,042
Weighted average common shares outstanding - diluted	19,374	19,370	17,565	17,140	17,110	19,372	17,082
Per share information:
Basic earnings per common share	$0.69	$0.63	($3.48)	$0.64	$0.63	$1.32	$1.28
Diluted earnings per common share	$0.68	$0.63	($3.46)	$0.64	$0.63	$1.31	$1.27
Cash dividends declared	$0.56	$0.56	$0.56	$0.56	$0.56	$1.12	$1.12

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Share and Equity Related Data:
Book value per share	$27.36	$27.06	$25.93	$29.44	$27.61
Tangible book value per share (non-GAAP) (1)	$23.91	$23.61	$22.46	$25.51	$23.67
Market value per share	$28.28	$30.86	$31.35	$32.21	$27.41
Shares issued at end of period	19,562	19,562	19,562	17,363	17,363
Shares outstanding at end of period	19,283	19,276	19,274	17,058	17,058

Capital Ratios (2):
Tier 1 risk-based capital	12.17%	12.23%	11.64%	11.39%	11.01%
Total risk-based capital	13.06%	13.13%	12.47%	12.21%	11.81%
Tier 1 leverage ratio	8.66%	8.45%	8.13%	7.85%	7.82%
Common equity tier 1	11.71%	11.76%	11.20%	10.95%	10.59%

Balance Sheet Ratios:
Equity to assets	7.82%	7.92%	7.21%	7.03%	6.56%
Tangible equity to tangible assets (non-GAAP) (1)	6.90%	6.98%	6.31%	6.15%	5.67%
Loans to deposits (3)	101.8%	100.7%	105.5%	106.2%	112.8%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Performance Ratios (4):
Net interest margin (5)	2.36%	2.29%	1.95%	1.85%	1.83%	2.32%	1.84%
Return on average assets (6)	0.80%	0.73%	(3.45%)	0.60%	0.60%	0.76%	0.61%
Adjusted return on average assets (non-GAAP) (1)	0.80%	0.71%	0.59%	0.60%	0.56%	0.75%	0.54%
Return on average tangible assets (non-GAAP) (1)	0.81%	0.71%	0.60%	0.61%	0.57%	0.76%	0.55%
Return on average equity (7)	10.14%	9.63%	(48.25%)	8.99%	9.43%	9.89%	9.38%
Adjusted return on average equity (non-GAAP) (1)	10.14%	9.30%	8.29%	8.99%	8.79%	9.73%	8.38%
Return on average tangible equity (non-GAAP) (1)	11.62%	10.69%	9.57%	10.43%	10.29%	11.16%	9.80%
Efficiency ratio (8)	67.3%	71.4%	(76.3%)	71.1%	70.3%	69.5%	70.3%
Adjusted efficiency ratio (non-GAAP) (1)	67.3%	68.7%	70.0%	71.1%	71.8%	68.0%	72.6%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for June 30, 2025 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Net income divided by average assets.
(7)Net income available for common shareholders divided by average equity.
(8)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,745	$9,769	$9,910	$9,770	$9,239	$19,514	$18,328
Transaction-based revenues	375	122	139	219	439	497	688
Total wealth management revenues	$10,120	$9,891	$10,049	$9,989	$9,678	$20,011	$19,016

Assets Under Administration (AUA):
Balance at beginning of period	$6,818,390	$7,077,802	$7,052,408	$6,803,491	$6,858,322	$7,077,802	$6,588,406
Net investment appreciation (depreciation) & income	466,541	(148,748)	57,706	372,027	108,529	317,793	472,773
Net client asset outflows	(103,216)	(110,664)	(32,312)	(123,110)	(163,360)	(213,880)	(257,688)
Balance at end of period	$7,181,715	$6,818,390	$7,077,802	$7,052,408	$6,803,491	$7,181,715	$6,803,491

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$2,460	$1,575	$2,493	$2,492	$2,205	$4,035	$3,791
Changes in fair value, net (2)	19	133	(317)	(28)	20	152	344
Loan servicing fee income, net (3)	555	596	672	402	536	1,151	1,132
Total mortgage banking revenues	$3,034	$2,304	$2,848	$2,866	$2,761	$5,338	$5,267

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$51,331	$27,662	$15,155	$26,317	$26,520	$78,993	$50,994
Originations for sale to secondary market (5)	130,212	75,519	114,137	115,117	110,728	205,731	188,826
Total mortgage loan originations	$181,543	$103,181	$129,292	$141,434	$137,248	$284,724	$239,820

Percentage of originations for sale to total mortgage loan originations	72%	73%	88%	81%	81%	72%	79%

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$7,762	$16,819	$62,410	$17,881	$24,570	$24,581	$48,627
Sold with servicing rights released (5)	109,013	58,680	50,697	102,457	85,482	167,693	134,069
Total mortgage loans sold	$116,775	$75,499	$113,107	$120,338	$110,052	$192,274	$182,696
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Loans:
Commercial real estate (1)	$2,178,925	$2,134,107	$2,154,504	$2,102,091	$2,191,996
Commercial & industrial	547,318	535,030	542,474	566,279	558,075
Total commercial	2,726,243	2,669,137	2,696,978	2,668,370	2,750,071

Residential real estate (2)	2,096,250	2,113,307	2,126,171	2,529,397	2,558,533

Home equity	300,917	296,563	297,119	299,379	302,027
Other	16,850	17,203	17,570	17,724	18,471
Total consumer	317,767	313,766	314,689	317,103	320,498
Total loans	$5,140,260	$5,096,210	$5,137,838	$5,514,870	$5,629,102
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$850,350	39%	$839,079	39%
Massachusetts	650,834	30	663,026	31
Rhode Island	429,385	20	434,244	20
Subtotal	1,930,569	89	1,936,349	90
All other states	248,356	11	218,155	10
Total commercial real estate loans	$2,178,925	100%	$2,154,504	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,489,658	71%	$1,530,847	72%
Rhode Island	459,486	22	443,237	21
Connecticut	124,623	6	128,933	6
Subtotal	2,073,767	99	2,103,017	99
All other states	22,483	1	23,154	1
Total residential real estate loans	$2,096,250	100%	$2,126,171	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$629,184	29%	$567,243	26%
Retail	407,039	19	433,146	20
Industrial and warehouse	370,839	17	358,425	17
Office	274,657	13	289,853	13
Hospitality	222,715	10	213,585	10
Healthcare Facility	193,791	9	205,858	10
Mixed-use	26,379	1	29,023	1
Other	54,321	2	57,371	3
Total commercial real estate loans	$2,178,925	100%	$2,154,504	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$118,747	22%	$126,547	23%
Real estate rental and leasing	56,715	10	63,992	12
Educational services	55,174	10	47,092	9
Transportation and warehousing	52,698	10	55,784	10
Retail trade	50,207	9	41,132	8
Finance and insurance	24,779	5	26,557	5
Accommodation and food services	24,752	5	12,368	2
Information	21,858	4	22,265	4
Manufacturing	21,536	4	32,140	6
Arts, entertainment, and recreation	19,129	3	19,861	4
Professional, scientific, and technical services	11,990	2	10,845	2
Public administration	2,036	—	2,186	—
Other	87,697	16	81,705	15
Total commercial & industrial loans	$547,318	100%	$542,474	100%

			Weighted Average		Asset Quality
	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Non-Owner Occupied Commercial Real Estate Office (inclusive of Construction):
Class A	$102,923	$9,406	58%	1.76x	$96,710	$—	$6,213	$—
Class B	74,536	3,405	55%	1.34x	70,260	—	4,276	4,276
Class C	14,757	1,845	54%	1.25x	12,560	2,197	—	—
Medical Office	53,102	7,586	69%	1.40x	53,102	—	—	—
Lab Space	29,339	23,480	91%	0.38x	—	6,509	22,830	—
Total office at June 30, 2025 (1)	$274,657	$5,864	64%	1.34x	$232,632	$8,706	$33,319	$4,276
Total office at March 31, 2025	$275,787	$6,305	65%	1.48x	$231,961	$8,536	$35,290	$7,605
Total office linked quarter change	($1,130)	($441)	(1%)	(0.14x)	$671	$170	($1,971)	($3,329)
(1)Approximately 66% of the total commercial real estate office balance of $275 million is secured by income producing properties located in suburban areas. Additionally, approximately 49% of the total commercial real estate office balance is scheduled to mature before June 30, 2027.
(2)Balance of commercial real estate office consists of 50 loans as of June 30, 2025.
(3)Does not include $18.5 million of unfunded commitments as of June 30, 2025.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Deposits:
Noninterest-bearing demand deposits	$646,584	$625,590	$661,776	$665,706	$645,661
Interest-bearing demand deposits (in-market)	668,483	654,599	592,904	596,319	532,316
NOW accounts	680,246	686,666	692,812	685,531	722,797
Money market accounts	1,147,792	1,202,703	1,154,745	1,146,426	1,086,088
Savings accounts	693,055	630,413	523,915	490,285	485,208
Time deposits (in-market) (1)	1,207,255	1,213,382	1,192,110	1,207,626	1,164,839
In-market deposits	5,043,415	5,013,353	4,818,262	4,791,893	4,636,909
Wholesale brokered time deposits	1,833	27,228	297,538	379,997	339,217
Total deposits	$5,045,248	$5,040,581	$5,115,800	$5,171,890	$4,976,126
(1)    As of June 30, 2025, in-market deposits were approximately 60% retail and 40% commercial and the average size was approximately $37 thousand.

	June 30, 2025		December 31, 2024
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,365,590	27%	$1,363,689	27%
Less: affiliate deposits (2)	76,352	1	94,740	2
Uninsured deposits, excluding affiliate deposits	1,289,238	26	1,268,949	25
Less: fully-collateralized preferred deposits (3)	207,695	5	197,638	4
Uninsured deposits, after exclusions	$1,081,543	21%	$1,071,311	21%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Jun 30, 2025	Dec 31, 2024
Contingent Liquidity:
Federal Home Loan Bank of Boston	$987,119	$752,951
Federal Reserve Bank of Boston	111,454	70,286
Available cash liquidity (1)	87,662	36,647
Unencumbered securities	596,906	597,771
Total	$1,783,141	$1,457,655

Percentage of total contingent liquidity to uninsured deposits	130.6%	106.9%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	164.9%	136.1%
(1)    Available cash liquidity excludes amounts restricted for collateral purposes and designated for operating needs.

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Asset Quality Ratios:
Nonperforming assets to total assets	0.39%	0.33%	0.34%	0.44%	0.43%
Nonaccrual loans to total loans	0.51%	0.42%	0.45%	0.56%	0.54%
Total past due loans to total loans	0.27%	0.20%	0.23%	0.37%	0.21%
Allowance for credit losses on loans to nonaccrual loans	157.27%	189.85%	180.03%	136.89%	139.04%
Allowance for credit losses on loans to total loans	0.80%	0.81%	0.82%	0.77%	0.75%

Nonperforming Assets:
Commercial real estate	$4,276	$7,605	$10,053	$18,259	$18,390
Commercial & industrial	9,711	1,140	515	616	642
Total commercial	13,987	8,745	10,568	18,875	19,032
Residential real estate	10,614	11,102	10,767	10,517	9,744
Home equity	1,507	1,779	1,972	1,750	1,703
Other consumer	—	—	—	—	—
Total consumer	1,507	1,779	1,972	1,750	1,703
Total nonaccrual loans	26,108	21,626	23,307	31,142	30,479
Other real estate owned	—	—	—	—	683
Total nonperforming assets	$26,108	$21,626	$23,307	$31,142	$31,162

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$10,476	$—
Commercial & industrial	1,799	1,146	900	3	2
Total commercial	1,799	1,146	900	10,479	2
Residential real estate	9,772	6,439	7,741	6,947	8,534
Home equity	2,430	2,578	2,947	2,800	3,324
Other consumer	34	32	394	75	20
Total consumer	2,464	2,610	3,341	2,875	3,344
Total past due loans	$14,035	$10,195	$11,982	$20,301	$11,880

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,186	$7,354	$6,447	$18,119	$8,409

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Nonaccrual Loan Activity:
Balance at beginning of period	$21,626	$23,307	$31,142	$30,479	$30,710	$23,307	$44,618
Additions to nonaccrual status	10,454	2,142	5,417	1,880	556	12,596	988
Loans returned to accruing status	(1,493)	(4)	(9)	(268)	(369)	(1,497)	(14,133)
Loans charged-off	(667)	(2,522)	(2,231)	(59)	(53)	(3,189)	(123)
Loans transferred to other real estate owned	—	—	—	—	—	—	—
Payments, payoffs, and other changes	(3,812)	(1,297)	(11,012)	(890)	(365)	(5,109)	(871)
Balance at end of period	$26,108	$21,626	$23,307	$31,142	$30,479	$26,108	$30,479

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,056	$41,960	$42,630	$42,378	$41,905	$41,960	$41,057
Provision for credit losses on loans (1)	650	1,400	1,200	300	500	2,050	1,400
Charge-offs	(667)	(2,522)	(2,231)	(59)	(53)	(3,189)	(123)
Recoveries	20	218	361	11	26	238	44
Balance at end of period	$41,059	$41,056	$41,960	$42,630	$42,378	$41,059	$42,378

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,240	$1,440	$1,640	$1,740	$1,740	$1,440	$1,940
Provision for credit losses on unfunded commitments (1)	(50)	(200)	(200)	(100)	—	(250)	(200)
Balance at end of period (2)	$1,190	$1,240	$1,440	$1,640	$1,740	$1,190	$1,740
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$274	$2,250	$1,961	$—	$—	$2,524	$—
Commercial & industrial	307	3	181	2	4	310	3
Total commercial	581	2,253	2,142	2	4	2,834	3
Residential real estate	—	—	(160)	—	—	—	—
Home equity	(1)	(1)	(189)	(1)	(6)	(2)	(7)
Other consumer	67	52	77	47	29	119	83
Total consumer	66	51	(112)	46	23	117	76
Total	$647	$2,304	$1,870	$48	$27	$2,951	$79

Net charge-offs to average loans - annualized	0.05%	0.18%	0.14%	—%	—%	0.12%	—%

The following tables present daily average balance, interest, and yield/rate information, as well as net interest margin on an FTE basis. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities, changes in fair value on mortgage loans held for sale, and basis adjustments associated with fair value hedges are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2025			March 31, 2025			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$92,692	$1,029	4.45%	$185,724	$1,993	4.35%	($93,032)	($964)	0.10%
Mortgage loans held for sale	27,466	442	6.45	105,253	958	3.69	(77,787)	(516)	2.76
Taxable debt securities	1,067,394	9,230	3.47	1,042,687	8,827	3.43	24,707	403	0.04
Nontaxable debt securities	650	8	4.94	650	8	4.99	—	—	(0.05)
Total securities	1,068,044	9,238	3.47	1,043,337	8,835	3.43	24,707	403	0.04
FHLB stock	41,484	792	7.66	43,491	1,022	9.53	(2,007)	(230)	(1.87)
Commercial real estate	2,161,987	31,225	5.79	2,138,301	30,354	5.76	23,686	871	0.03
Commercial & industrial	550,550	7,967	5.80	538,083	7,874	5.93	12,467	93	(0.13)
Total commercial	2,712,537	39,192	5.80	2,676,384	38,228	5.79	36,153	964	0.01
Residential real estate	2,096,538	22,996	4.40	2,120,452	23,354	4.47	(23,914)	(358)	(0.07)
Home equity	298,645	5,167	6.94	296,735	5,061	6.92	1,910	106	0.02
Other	17,001	207	4.88	17,349	217	5.07	(348)	(10)	(0.19)
Total consumer	315,646	5,374	6.83	314,084	5,278	6.82	1,562	96	0.01
Total loans	5,124,721	67,562	5.29	5,110,920	66,860	5.31	13,801	702	(0.02)
Total interest-earning assets	6,354,407	79,063	4.99	6,488,725	79,668	4.98	(134,318)	(605)	0.01
Noninterest-earning assets	288,963			276,332			12,631
Total assets	$6,643,370			$6,765,057			($121,687)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$664,290	$6,251	3.77%	$628,490	$5,876	3.79%	$35,800	$375	(0.02%)
NOW accounts	670,878	341	0.20	679,138	343	0.20	(8,260)	(2)	—
Money market accounts	1,182,377	9,779	3.32	1,232,042	10,028	3.30	(49,665)	(249)	0.02
Savings accounts	664,590	3,080	1.86	564,002	1,851	1.33	100,588	1,229	0.53
Time deposits (in-market)	1,215,018	11,308	3.73	1,204,779	11,304	3.81	10,239	4	(0.08)
Interest-bearing in-market deposits	4,397,153	30,759	2.81	4,308,451	29,402	2.77	88,702	1,357	0.04
Wholesale brokered time deposits	8,485	105	4.96	188,386	2,346	5.05	(179,901)	(2,241)	(0.09)
Total interest-bearing deposits	4,405,638	30,864	2.81	4,496,837	31,748	2.86	(91,199)	(884)	(0.05)
FHLB advances	934,066	10,451	4.49	959,889	10,946	4.62	(25,823)	(495)	(0.13)
Junior subordinated debentures	22,681	346	6.12	22,681	347	6.20	—	(1)	(0.08)
Total interest-bearing liabilities	5,362,385	41,661	3.12	5,479,407	43,041	3.19	(117,022)	(1,380)	(0.07)
Noninterest-bearing demand deposits	615,926			620,849			(4,923)
Other liabilities	141,350			151,753			(10,403)
Shareholders' equity	523,709			513,048			10,661
Total liabilities and shareholders' equity	$6,643,370			$6,765,057			($121,687)
Net interest income (FTE)		$37,402			$36,627			$775
Interest rate spread			1.87%			1.79%			0.08%
Net interest margin			2.36%			2.29%			0.07%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2025	Mar 31, 2025	Change
Commercial loans	$219	$206	$13
Nontaxable debt securities	—	1	(1)
Total	$219	$207	$12

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2025			June 30, 2024			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$138,950	$3,022	4.39%	$87,964	$2,493	5.70%	$50,986	$529	(1.31%)
Mortgage loans for sale	66,145	1,400	4.27	19,103	647	6.81	47,042	753	(2.54)
Taxable debt securities	1,055,109	18,057	3.45	1,138,013	14,040	2.48	(82,904)	4,017	0.97
Nontaxable debt securities	650	16	4.96	—	—	—	650	16	4.96
Total securities	1,055,759	18,073	3.45	1,138,013	14,040	2.48	(82,254)	4,033	0.97
FHLB stock	42,482	1,814	8.61	57,106	2,197	7.74	(14,624)	(383)	0.87
Commercial real estate	2,150,209	61,579	5.78	2,154,336	68,927	6.43	(4,127)	(7,348)	(0.65)
Commercial & industrial	544,352	15,841	5.87	606,766	19,728	6.54	(62,414)	(3,887)	(0.67)
Total commercial	2,694,561	77,420	5.79	2,761,102	88,655	6.46	(66,541)	(11,235)	(0.67)
Residential real estate	2,108,429	46,350	4.43	2,581,357	53,004	4.13	(472,928)	(6,654)	0.30
Home equity	297,695	10,229	6.93	308,467	10,215	6.66	(10,772)	14	0.27
Other	17,174	423	4.97	18,744	451	4.84	(1,570)	(28)	0.13
Total consumer	314,869	10,652	6.82	327,211	10,666	6.56	(12,342)	(14)	0.26
Total loans	5,117,859	134,422	5.30	5,669,670	152,325	5.40	(551,811)	(17,903)	(0.10)
Total interest-earning assets	6,421,195	158,731	4.98	6,971,856	171,702	4.95	(550,661)	(12,971)	0.03
Noninterest-earning assets	282,682			257,800			24,882
Total assets	$6,703,877			$7,229,656			($525,779)
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$646,489	$12,126	3.78%	$521,495	$11,770	4.54%	$124,994	$356	(0.76%)
NOW accounts	674,985	685	0.20	716,896	764	0.21	(41,911)	(79)	(0.01)
Money market accounts	1,207,072	19,806	3.31	1,113,962	21,351	3.85	93,110	(1,545)	(0.54)
Savings accounts	614,573	4,932	1.62	486,472	1,554	0.64	128,101	3,378	0.98
Time deposits (in-market)	1,209,927	22,611	3.77	1,153,702	23,522	4.10	56,225	(911)	(0.33)
Interest-bearing in-market deposits	4,353,046	60,160	2.79	3,992,527	58,961	2.97	360,519	1,199	(0.18)
Wholesale brokered time deposits	97,939	2,452	5.05	608,514	15,799	5.22	(510,575)	(13,347)	(0.17)
Total interest-bearing deposits	4,450,985	62,612	2.84	4,601,041	74,760	3.27	(150,056)	(12,148)	(0.43)
FHLB advances	946,906	21,397	4.56	1,318,544	32,434	4.95	(371,638)	(11,037)	(0.39)
Junior subordinated debentures	22,681	693	6.16	22,681	809	7.17	—	(116)	(1.01)
Total interest-bearing liabilities	5,420,572	84,702	3.15	5,942,266	108,003	3.66	(521,694)	(23,301)	(0.51)
Noninterest-bearing demand deposits	618,373			658,423			(40,050)
Other liabilities	146,524			162,939			(16,415)
Shareholders' equity	518,408			466,028			52,380
Total liabilities and shareholders' equity	$6,703,877			$7,229,656			($525,779)
Net interest income (FTE)		$74,029			$63,699			$10,330
Interest rate spread			1.83%			1.29%			0.54%
Net interest margin			2.32%			1.84%			0.48%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2025	Jun 30, 2024	Change
Commercial loans	$425	$449	($24)
Nontaxable debt securities	1	—	1
Total	$426	$449	($23)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax expense, adjusted effective tax rate, adjusted net income, and adjusted net income available to common shareholders:

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Adjusted Noninterest Income:
Noninterest income (loss), as reported	$17,078	$22,643	($77,892)	$16,272	$16,660	$39,721	$33,823
Less adjustments:
Realized losses on securities, net	—	—	(31,047)	—	—	—	—
Losses on sale of portfolio loans, net	—	—	(62,888)	—	—	—	—
Gain on sale of bank-owned properties, net	—	6,994	—	—	988	6,994	988
Litigation settlement income	—	—	—	—	—	—	2,100
Total adjustments, pre-tax	—	6,994	(93,935)	—	988	6,994	3,088
Adjusted noninterest income (non-GAAP)	$17,078	$15,649	$16,043	$16,272	$15,672	$32,727	$30,735

Adjusted Noninterest Expense:
Noninterest expense, as reported	$36,530	$42,196	$34,292	$34,504	$33,910	$78,726	$68,273
Less adjustments:
Pension plan settlement charge	—	6,436	—	—	—	6,436	—
Total adjustments, pre-tax	—	6,436	—	—	—	6,436	—
Adjusted noninterest expense (non-GAAP)	$36,530	$35,760	$34,292	$34,504	$33,910	$72,290	$68,273

Adjusted Income Before Income Taxes:
Income (loss) before income taxes	$17,133	$15,669	($80,248)	$13,830	$13,835	$32,802	$27,600
Less: total adjustments, pre-tax	—	558	(93,935)	—	988	558	3,088
Adjusted income before income taxes (non-GAAP)	$17,133	$15,111	$13,687	$13,830	$12,847	$32,244	$24,512

Adjusted Income Tax Expense:
Income tax expense (benefit), as reported	$3,888	$3,490	($19,457)	$2,849	$3,020	$7,378	$5,849
Less: tax on total adjustments	—	141	(22,699)	—	249	141	779
Adjusted income tax expense (non-GAAP)	$3,888	$3,349	$3,242	$2,849	$2,771	$7,237	$5,070

Adjusted Effective Tax Rate:
Effective tax rate (1)	22.7%	22.3%	24.2%	20.6%	21.8%	22.5%	21.2%
Less: impact of total adjustments	—	0.1	0.5	—	0.2	0.1	0.5
Adjusted effective tax rate (non-GAAP) (2)	22.7%	22.2%	23.7%	20.6%	21.6%	22.4%	20.7%

Adjusted Net Income:
Net income (loss), as reported	$13,245	$12,179	($60,791)	$10,981	$10,815	$25,424	$21,751
Less: total adjustments, after-tax	—	417	(71,236)	—	739	417	2,309
Adjusted net income (non-GAAP)	$13,245	$11,762	$10,445	$10,981	$10,076	$25,007	$19,442

Adjusted Net Income Available to Common Shareholders:
Net income (loss) available to common shareholders, as reported	$13,245	$12,179	($60,776)	$10,973	$10,807	$25,424	$21,731
Less: total adjustments available to common shareholders, after-tax	—	417	(71,221)	—	738	417	2,306
Adjusted net income available to common shareholders (non-GAAP)	$13,245	$11,762	$10,445	$10,973	$10,069	$25,007	$19,425
(1)Calculated as income tax expense (benefit) divided by income (loss) before income taxes.
(2)Calculated as income tax expense (benefit), adjusted for the tax impact of the adjustments as outlined in the table above, divided by income (loss) before income taxes, adjusted for the pre-tax impact of the adjustments as outlined in the table above.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted diluted earnings per common share and adjusted efficiency ratio:
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Adjusted Diluted Earnings per Common Share:
Diluted earnings (loss) per common share, as reported (1)	$0.68	$0.63	($3.46)	$0.64	$0.63	$1.31	$1.27
Less: impact of total adjustments	—	0.02	(4.05)	—	0.04	0.02	0.13
Adjusted diluted earnings per common share (non-GAAP) (2)	$0.68	$0.61	$0.59	$0.64	$0.59	$1.29	$1.14

Adjusted Efficiency Ratio:
Efficiency ratio, as reported (3)	67.3%	71.4%	(76.3%)	71.1%	70.3%	69.5%	70.3%
Less: impact of total adjustments	—	2.7	(146.3)	—	(1.5)	1.5	(2.3)
Adjusted efficiency ratio (non-GAAP) (4)	67.3%	68.7%	70.0%	71.1%	71.8%	68.0%	72.6%
(1)Net income (loss) available to common shareholders divided by weighted average diluted common and potential shares outstanding.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by weighted average diluted common and potential shares outstanding.
(3)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).
(4)Total noninterest expense as percentage of total revenues (net interest income and noninterest income), each adjusted for the pre-tax impact of adjustments as outlined in the table above.

The following table presents adjusted return on average assets and return on average tangible assets:
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Adjusted Return on Average Assets:
Net income (loss), as reported	$13,245	$12,179	($60,791)	$10,981	$10,815	$25,424	$21,751
Less: total adjustments, after-tax	—	417	(71,236)	—	739	417	2,309
Adjusted net income (non-GAAP)	13,245	11,762	10,445	10,981	10,076	25,007	19,442

Total average assets, as reported	6,643,370	6,765,057	7,011,839	7,254,566	7,227,478	6,703,877	7,229,656

Return on average assets (1)	0.80%	0.73%	(3.45%)	0.60%	0.60%	0.76%	0.61%
Adjusted return on average assets (non-GAAP) (2)	0.80%	0.71%	0.59%	0.60%	0.56%	0.75%	0.54%

Return on Average Tangible Assets:
Adjusted net income (non-GAAP)	$13,245	$11,762	$10,445	$10,981	$10,076	$25,007	$19,442

Total average assets, as reported	6,643,370	6,765,057	7,011,839	7,254,566	7,227,478	6,703,877	7,229,656
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,577	2,781	2,984	3,189	3,397	2,679	3,500
Total average tangible assets	6,576,884	6,698,367	6,944,946	7,187,468	7,160,172	6,637,289	7,162,247

Return on average assets (1)	0.80%	0.73%	(3.45%)	0.60%	0.60%	0.76%	0.61%
Return on average tangible assets (non-GAAP) (3)	0.81%	0.71%	0.60%	0.61%	0.57%	0.76%	0.55%
(1)Net income (income) loss divided by total average assets.
(2)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average assets.
(3)Net income (loss), adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible assets.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents adjusted return on average equity and return on average tangible equity:
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Adjusted Return on Average Equity:
Net income (loss) available to common shareholders, as reported	$13,245	$12,179	($60,776)	$10,973	$10,807	$25,424	$21,731
Less: total adjustments, after-tax	—	417	(71,221)	—	738	417	2,306
Adjusted net income available to common shareholders (non-GAAP)	13,245	11,762	10,445	10,973	10,069	25,007	19,425

Total average equity, as reported	523,709	513,048	501,099	485,654	460,959	518,408	466,028

Return on average equity (1)	10.14%	9.63%	(48.25%)	8.99%	9.43%	9.89%	9.38%
Adjusted return on average equity (non-GAAP) (2)	10.14%	9.30%	8.29%	8.99%	8.79%	9.73%	8.38%

Return on Average Tangible Equity:
Adjusted net income available to common shareholders (non-GAAP)	$13,245	$11,762	$10,445	$10,973	$10,069	$25,007	$19,425

Total average equity, as reported	523,709	513,048	501,099	485,654	460,959	518,408	466,028
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,577	2,781	2,984	3,189	3,397	2,679	3,500
Total average tangible equity (non-GAAP)	457,223	446,358	434,206	418,556	393,653	451,820	398,619

Return on average equity (1)	10.14%	9.63%	(48.25%)	8.99%	9.43%	9.89%	9.38%
Return on average tangible equity (non-GAAP) (3)	11.62%	10.69%	9.57%	10.43%	10.29%	11.16%	9.80%
(1)Net income (loss) available to common shareholders divided by total average equity.
(2)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average equity.
(3)Net income (loss) available to common shareholders, adjusted for the after-tax impact of adjustments as outlined in the table above, divided by total average tangible equity.

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures (continued)
(Unaudited; Dollars in thousands, except per share amounts)

The following table presents tangible book value per share and the ratio of tangible equity to tangible assets:
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Tangible Book Value per Share:
Total shareholders' equity, as reported	$527,519	$521,680	$499,728	$502,229	$470,957
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,478	2,682	2,885	3,089	3,295
Total tangible shareholders' equity (non-GAAP)	461,132	455,089	432,934	435,231	403,753

Shares outstanding, as reported	19,283	19,276	19,274	17,058	17,058

Book value per share	$27.36	$27.06	$25.93	$29.44	$27.61
Tangible book value per share (non-GAAP)	$23.91	$23.61	$22.46	$25.51	$23.67

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$461,132	$455,089	$432,934	$435,231	$403,753

Total assets, as reported	6,745,167	6,586,015	6,930,647	7,141,571	7,184,360
Less end of period balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	2,478	2,682	2,885	3,089	3,295
Total tangible assets (non-GAAP)	6,678,780	6,519,424	6,863,853	7,074,573	7,117,156

Equity to assets	7.82%	7.92%	7.21%	7.03%	6.56%
Tangible equity to tangible assets (non-GAAP)	6.90%	6.98%	6.31%	6.15%	5.67%